                                                                     EXHIBIT (1)

                                VOTING AGREEMENT

                  THIS VOTING AGREEMENT, dated as of October 22, 2001 (this "Agreement"), among SCHULER HOMES, INC., a Delaware corporation ("Schuler") and the record and beneficial stockholders of D.R. HORTON, INC., a Delaware corporation (the "Company"), whose names appear on Schedule I (collectively, the "Stockholders").

                                   WITNESSETH:

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, Schuler and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for the merger (the "Merger") of Schuler with and into the Company and the conversion of all the outstanding shares of Class A Common Stock and Class B Common Stock, each with a par value of $.001 per share, of Schuler into cash and shares of common stock, par value $.01 per share (the "Company Shares"), of the Company;

                  WHEREAS, as of the date hereof, each Stockholder owns (beneficially or of record) no less than the number of Company Shares set forth opposite such Stockholder's name on Schedule I (all such Company Shares and any Company Shares which may hereafter be acquired by such Stockholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, (but not any other Company Shares owned by such Stockholder on the date hereof but not set forth opposite such Stockholder's name on Schedule I) being referred to herein as such Stockholder's "Subject Shares");

                  WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Schuler has required that the Stockholders enter into this Voting Agreement; and

                  WHEREAS, in order to induce Schuler to enter into the Merger Agreement, the Stockholders are willing to enter into this Voting Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Schuler and each of the Stockholders, severally and not jointly, hereby agree as follows:

                                   ARTICLE I.

                         TRANSFER AND VOTING OF SHARES;
                     AND OTHER COVENANTS OF THE STOCKHOLDERS

                  SECTION 1.1. Voting of Shares. During the Term (as defined below), at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, each Stockholder
(a) shall appear at such meeting of the stockholders or otherwise cause the Subject Shares such Stockholder owns beneficially or of record on the record date of any such meeting or solicitation of consents to be counted as present thereat for purposes of establishing a quorum and (b) shall vote its Subject Shares (i) in favor of

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the Merger and the Merger Agreement (as amended from time to time), (ii) against
(A) any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the conditions of the Company's obligations under the Merger Agreement not being fulfilled and (B) any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or the subject of any such consent and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing.

                  SECTION 1.2. No Inconsistent Arrangements. During the Term, except as contemplated by his Agreement and the Merger Agreement, no Stockholder shall (i) transfer (which term shall include any sale, assignment, gift, pledge, hypothecation or other disposition, whether directly or indirectly by contribution, distribution, dissolution or otherwise), or consent to any transfer of, any or all of such Stockholder's Subject Shares or any interest therein, or create or, except as set forth on Schedule 1.2, permit to exist any Encumbrance (as defined below) on such Subject Shares, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Subject Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Subject Shares, (iv) deposit such Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Notwithstanding the foregoing, Donald R. Horton shall be permitted to transfer Subject Shares to another Stockholder that is also a party to this Agreement.

                                   ARTICLE II.

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  Each Stockholder hereby represents and warrants to Schuler as follows:

                  SECTION 2.1. Due Authorization, Enforceability. Such Stockholder has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the


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execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

                  SECTION 2.2.  No Conflicts; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate any trust agreement or other similar documents relating to any trust of which such Stockholder is trustee, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which such Stockholder or any of such Stockholder's properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of such Stockholder, including such Stockholder's Subject Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such breaches, defaults or other occurrences that would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement.

                  SECTION 2.3. Title to Shares. Such Stockholder is the sole record and beneficial owner of its Subject Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), other than as set forth on Schedule
1.2 and other than restrictions imposed by the securities laws or pursuant to this Agreement and the Merger Agreement. Such Stockholder has the sole right and power to vote and dispose of such Stockholder's Subject Shares.

                                  ARTICLE III.

                                  MISCELLANEOUS

                  SECTION 3.1. Definitions. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Merger Agreement.

                  SECTION 3.2. Termination. As used herein, "Term" means the period beginning on the date hereof and ending on the date this Agreement shall be terminated in accordance with its terms. This Agreement shall terminate and be of no further force and effect (i) by the written


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
mutual consent of the parties hereto, (ii) upon termination of the Merger Agreement in accordance with its terms, or (iii) automatically and without any required action of the parties hereto upon the Effective Time. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

                  SECTION 3.3. Further Assurance. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transaction contemplated by this Agreement.

                  SECTION 3.4. Certain Events. Each Stockholder agrees that this Agreement and such Stockholder's obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators, or successors. Notwithstanding any transfer of Subject Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

                  SECTION 3.5. No Waiver. The failure of any party hereto to exercise any right, power, or remedy provided under this agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  SECTION 3.6. Specific Performance. Each Stockholder acknowledges that if such Stockholder fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Schuler for which money damages would not be an adequate remedy. In such event, each Stockholder agrees that Schuler shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Schuler should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Stockholder hereby waives the claim or defense that Schuler, as the case may be, has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

                  SECTION 3.7. Fiduciary Duty. Nothing herein shall in any way affect any action by any director or executive officer of the Company that is required to be taken in order to discharge properly his fiduciary duties to the Company.

                  SECTION 3.8. Notice. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):


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

                  (a)      If to Schuler:

                           Schuler Homes, Inc.
                           400 Continental Blvd., Suite 100
                           El Segundo, California  90245
                           Facsimile:  (310) 648-7207
                           Telephone:  (310) 648-7200
                           Attention:  James K. Schuler and Eugene S. Rosenfeld

                  (b) If to a Stockholder, at the address set forth below such Stockholder's name on Schedule I.

                  SECTION 3.9. Expenses. Except as otherwise expressly set forth herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

                  SECTION 3.10. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a section or schedule of this Agreement unless otherwise indicated. Wherever the words "includes," "include" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  SECTION 3.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

                  SECTION 3.12. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

                  SECTION 3.13. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

                  SECTION 3.14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.


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

                  SECTION 3.15. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 3.15 and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to trial by jury in connection with any such action, suit or proceeding.

                  SECTION 3.16. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 3.17. Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  SECTION 3.18. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                            [SIGNATURES ON NEXT PAGE]


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

                  IN WITNESS WHEREOF, Schuler and the Stockholders have caused this Agreement to be executed as of the date first written above.

                                       SCHULER HOMES, INC.


                                       By:               /s/
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


                                       STOCKHOLDERS:


                                            /s/ DONALD R. HORTON
                                       ----------------------------------------
                                                Donald R. Horton


                                       DONALD RAY HORTON TRUST


                                       By:  /s/ TERRILL J. HORTON
                                       ----------------------------------------
                                                Terrill J. Horton, Trustee


                                       MARTHA ELIZABETH HORTON TRUST

                                       By:  /s/ TERRILL J. HORTON
                                       ----------------------------------------
                                                Terrill J. Horton, Trustee


                                       DONALD RYAN HORTON TRUST


                                       By:  /s/ TERRILL J. HORTON
                                       ----------------------------------------
                                                Terrill J. Horton, Trustee


                                       DOUGLAS REAGAN HORTON TRUST


                                       By:  /s/ TERRILL J. HORTON
                                       ----------------------------------------
                                                Terrill J. Horton, Trustee


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



                                   SCHEDULE I

Name and Address of Stockholder                 Total Number of Shares Owned of Record          Subject Shares
-------------------------------                 --------------------------------------          --------------
Donald R. Horton                                               8,956,406                          8,956,406
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006
Fax: (817) 856-8259
Tel: (817) 856-8200

Donald Ray Horton Trust                                         499,995                            499,995
c/o Terrill J. Horton, Trustee
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006
Fax: (817) 856-8259
Tel: (817) 856-8200

Martha Elizabeth Horton Trust                                   456,002                            456,002
c/o Terrill J. Horton, Trustee
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006
Fax: (817) 856-8259
Tel: (817) 856-8200

Donald Ryan Horton Trust                                       1,179,795                          1,179,795
c/o Terrill J. Horton, Trustee
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006
Fax: (817) 856-8259
Tel: (817) 856-8200

Douglas Reagan Horton Trust                                    1,179,795                          1,179,795
c/o Terrill J. Horton, Trustee
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006
Fax: (817) 856-8259
Tel: (817) 856-8200


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

Name and Address of Stockholder                 Total Number of Shares Beneficially Owned      Subject Shares
-------------------------------                 -----------------------------------------      --------------
Donald R. Horton                                              8,956,406                           8,956,406
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006
Fax: (817) 856-8259
Tel: (817) 856-8200

Donald Ray Horton Trust                                        499,995                             499,995
c/o Terrill J. Horton, Trustee
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006
Fax: (817) 856-8259
Tel: (817) 856-8200

Martha Elizabeth Horton Trust                                  456,002                             456,002
c/o Terrill J. Horton, Trustee
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006
Fax: (817) 856-8259
Tel: (817) 856-8200

Donald Ryan Horton Trust                                      1,179,795                           1,179,795
c/o Terrill J. Horton, Trustee
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006
Fax: (817) 856-8259
Tel: (817) 856-8200

Douglas Reagan Horton Trust                                   1,179,795                           1,179,795
c/o Terrill J. Horton, Trustee
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006
Fax: (817) 856-8259
Tel: (817) 856-8200


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

                                  SCHEDULE 1.2

None.


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